SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                 FORM 8-K/A

                               CURRENT REPORT

                     Amendment to Application or Report
               Filed Pursuant to Section 13 or 15 (d) of the
                      Securities Exchange Act of 1934


              Date of Report (Date of Earliest Event Reported)

                               July 19, 1999

                           EDISON MISSION ENERGY
           (Exact name of registrant as specified in its charter)

                                 CALIFORNIA
       (State or other jurisdiction of incorporation or organization)


                 1-13434                                 95-4031807
         (Commission File Number)          (I.R.S. Employer Identification No.)
         18101 VON KARMAN AVENUE
            IRVINE, CALIFORNIA                             92612
 (Address of principal executive offices)               (Zip Code)

     Registrant's telephone number, including area code: (949) 752-5588

                               NOT APPLICABLE
       (Former name or former address, if changed since last report.)

                 The undersigned Registrant hereby amends the following items, financial statement, exhibits or other portions of its Current Report on Form 8-K dated July 19, 1999, as set forth in the pages attached hereto:

                 Item 7. Financial Statements and Exhibits

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The power stations special-purpose combined balance sheets expressed in pounds sterling as of 3 January 1999, 29 March 1998 and 30 March 1997, and the related statements of income ("profit and loss accounts") and cash flows for the nine month period ended 3 January 1999, the year ended 29 March 1998 and the year ended 30 March 1997, together with the Notes thereto and the Report of Independent Accountants.

THE FOREIGN EXCHANGE CONVERSION RATES TO BE USED TO TRANSLATE UK STERLING INTO US DOLLARS ARE AS FOLLOWS:


                                                 1999      1998      1997
                                                 ----      ----      ----

Profit and loss accounts -- average rate         1.66      1.64      1.64

Balance sheets -- closing rate                   1.66      1.68      1.64


(B) PRO FORMA FINANCIAL INFORMATION.

    -  UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 1999.

    - UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND THE YEAR ENDED DECEMBER 31, 1998.

    -   NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.


(C)  EXHIBITS.  NONE.

              FIDDLERS FERRY AND FERRYBRIDGE C POWER STATIONS

                           FINANCIAL INFORMATION

                             TABLE OF CONTENTS

                                                                       Page

PART - 1 SPECIAL-PURPOSE COMBINED ACCOUNTS FOR THE THREE PERIODS
       TO 3 JANUARY 1999

Special-Purpose Combined Accounts.......................................3

Introduction............................................................3

Auditors' report........................................................5

POWER STATION SPECIAL-PURPOSE COMBINED ACCOUNTS


INTRODUCTION

These power station special-purpose combined accounts for the two years ended 30 March 1997 and 29 March 1998 and the nine month period ended 3 January 1999 (the "special-purpose combined accounts") are non- statutory and present the combined figures for those operations of PowerGen UK plc ("PowerGen") which form part of the Ferrybridge C and Fiddlers Ferry power stations (together the "Power Stations").

The special-purpose combined accounts have been specifically prepared in connection with the disposal of the Power Stations by PowerGen to Edison First Power Limited ("EFP") for the purposes of presenting, as far as practicable, the assets, liabilities, revenues and costs applicable to the Power Stations on a stand-alone basis but recognising that the Power Stations were operated and managed as part of a portfolio of generating units within the generation division of PowerGen for the whole period presented. The disposal of the Power Stations by PowerGen to Edison Fist Power Limited was completed on 19 July 1999 ("the date of disposal").

Activities such as the bidding of individual generation units, including those of the Power Stations, into the Pool (and therefore the determination of which generation units within the PowerGen portfolio will operate), purchasing of all fuel requirements and negotiation of electricity sales contracts were carried out centrally by PowerGen and outside of the control of the Power Stations. Whilst certain responsibilities and activities, in areas such as procurement, personnel and finance, were devolved to individual Power Stations, a number of services were provided by central functions within PowerGen and recharged to the Power Stations.

The special-purpose combined accounts are not therefore necessarily representative or indicative of the financial position, results of operations or cash flows that would have been obtained had the Power Stations operated independently or under separate ownership.

The special-purpose combined accounts represent an aggregation of financial information from the individual operations (which were not legal entities) which make up the Power Stations. The basis of preparation, combination and presentation of the financial information of the Power Stations is more fully described under "Principal Accounting Policies" on pages 9 to 13.

The Power Stations were not required to prepare audited accounts. No such accounts have been prepared prior to these special-purpose combined accounts. The financial information set out in the special-purpose combined accounts is based on management accounts of the operations which comprise the Power Stations for the relevant periods (which were used for the purpose of preparing the consolidated financial statements of PowerGen) after making such adjustments as were considered necessary.

In preparing the special-purpose combined accounts for the purpose stated above, which have been drawn up on the basis explained above as more fully described in the Principal Accounting Policies on pages 9 to 13 and which are intended to present fairly, on that basis, the financial position, results of operations and cash flows of the Power Stations, the Directors of PowerGen consider that they have selected appropriate accounting policies, consistently applied and supported by reasonable and prudent judgements and estimates, and that all accounting standards which they consider applicable have been followed, subject to any material departures disclosed and explained in the special-purpose combined accounts.

The Directors of PowerGen acknowledge that they are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of PowerGen and its group companies, including (until the date of disposal) the Power Stations. They are also responsible for safeguarding the assets of PowerGen and its group companies, including (until the date of disposal) the Power Stations, and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

The Directors of PowerGen, after making enquiries, consider that the Power Stations have adequate resources to continue in operation for the foreseeable future and that it is appropriate to adopt the going concern basis in preparing the special-purpose combined accounts.

AUDITORS' REPORT TO THE DIRECTORS OF POWERGEN UK PLC

We have audited the special-purpose power station combined accounts (the "special-purpose combined accounts") on page 3 and pages 6 to 22 which have been prepared under the historical cost convention and in accordance with the basis of preparation as set out under Principal Accounting Policies on pages 9 to 13. These special-purpose combined accounts have not been prepared for the purposes of Section 226 of the Companies Act 1985 and were prepared solely for the purposes described on page 1.

The special-purpose combined accounts represent an aggregation of financial information for the individual power station operations which make up the Ferrybridge C and Fiddlers Ferry power stations (the "Power Stations").

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

The Directors of PowerGen are responsible, as described on page 4, for preparing the special-purpose combined accounts. Our responsibilities, as independent auditors, are established by the Auditing Practices Board and our profession's ethical guidance.

We report to you our opinion as to whether the special-purpose combined accounts present fairly, on the basis of preparation set out under the Principal Accounting Policies on pages 9 to 13, the financial position, results of operations and cash flows of the Power Stations.

BASIS OF AUDIT OPINION

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board which are substantially the same as auditing standards generally accepted in the United States. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the special-purpose combined accounts. It also includes an assessment of the significant estimates and judgements made by the Directors of PowerGen in the preparation of the special-purpose combined accounts, and of whether the accounting policies are appropriate to the Power Stations' circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the special-purpose combined accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the special- purpose combined accounts.

OPINION

In our opinion the special-purpose combined accounts, drawn up on the basis explained in the Principal Accounting Policies on pages 9 to 13, present fairly, on that basis, the financial position of the Power Stations at 30 March 1997, 29 March 1998 and 3 January 1999 and of the results of their operations and their cash flows for each of the two years ended 29 March 1998 and the nine month period ended 3 January 1999 in accordance with applicable United Kingdom accounting standards.

The accounting principles adopted in the special-purpose combined accounts differ in certain respects from accounting principles generally accepted in the United States. The effect of the differences in the determination of net income, PowerGen's investment and cash flows is shown on pages 23 to 24 to the special-purposes combined accounts.



PricewaterhouseCoopers
Chartered Accountants
London
30 September 1999

COMBINED PROFIT AND LOSS ACCOUNTS



                                               NINE MONTHS
                                           ENDED 3 JANUARY    Year ended 29  Year ended 30
                                                      1999       March 1998     March 1997
                               NOTE               (POUND)M         (pound)m       (pound)m
------------------------------------------------------------------------------------------
TURNOVER                         1                   231.8            394.6          452.4
Cost of Sales                   2,4                 (136.9)          (244.7)        (280.4)
------------------------------------------------------------------------------------------
GROSS PROFIT                                          94.9            149.9          172.0
Operating costs                3,4,5                 (40.8)           (80.7)         (74.1)
Other operating income                                 1.2              2.8            3.5
------------------------------------------------------------------------------------------
OPERATING PROFIT                                      55.3             72.0          101.4
Net Interest payable             6                    (0.8)            (1.0)          (1.0)
------------------------------------------------------------------------------------------
PROFIT ON ORDINARY AC
TIVITIES BEFORE TAXATION                              54.5             71.0          100.4
Tax on profit on ordi
nary activities                  7                   (17.3)           (18.7)         (33.1)
------------------------------------------------------------------------------------------
RETAINED PROFIT ON OR
DINARY ACTIVITIES AFTER
TAXATION                                              37.2             52.3           67.3
                          ----------------------------------------------------------------


Turnover, cost of sales, operating costs and other operating income relate wholly to continuing operations.

There are no recognised gains and losses other than the profit above and therefore no separate statement of total recognised gains and losses has been presented.

The basis on which revenues and costs have been derived is outlined under Principal Accounting Policies on pages 9 to 13. The income and charges shown above are not necessarily representative of those which might be incurred by the Power Stations under separate ownership.

The notes on pages 14 to 22 form part of these special-purpose combined accounts.


COMBINED BALANCE SHEETS


                                                        3 JANUARY   29 March    30 March
                                               Note          1999       1998        1997
----------------------------------------------------------------------------------------
                                                         (POUND)M   (pound)m    (pound)m
----------------------------------------------------------------------------------------
FIXED ASSETS
Tangible assets                                 8           164.7      174.1       196.3
----------------------------------------------------------------------------------------
                                                            164.7      174.1       196.3
----------------------------------------------------------------------------------------
CURRENT ASSETS
Stocks                                          9            50.7       49.3        43.6
Debtors: amounts falling due within one
year                                            10           36.6       33.0        26.5
----------------------------------------------------------------------------------------
                                                             87.3       82.3        70.1
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE
YEAR
Trade and other creditors                       11          (32.5)     (54.3)      (61.4)
----------------------------------------------------------------------------------------
NET CURRENT ASSETS                                           54.8       28.0         8.7
----------------------------------------------------------------------------------------
TOTAL ASSETS LESS CURRENT LIABILITIES                       219.5      202.1       205.0
PROVISIONS FOR LIABILITIES AND CHARGES          13          (24.5)     (32.1)      (21.7)
DEFERRED TAX                                    14          (25.6)     (23.4)      (35.7)
----------------------------------------------------------------------------------------
NET ASSETS                                                  169.4      146.6       147.6
                                                      ----------------------------------

POWERGEN'S INVESTMENT IN THE POWER STATIONS     15          169.4      146.6       147.6
                                                      ----------------------------------




The basis on which the net investment of PowerGen in the Power Stations ("PowerGen's investment in the Power Stations") has been derived is outlined under Principal Accounting Policies on pages 9 to 13. The capital structure shown above is not representative of the capital structure of the Power Stations under separate ownership.

The notes on pages 14 to 22 form part of these special-purpose combined accounts.

The special-purpose combined accounts were approved by the Board of PowerGen on 30 September 1999.


COMBINED CASH FLOW STATEMENTS



                                                             NINE MONTHS   Year ended   Year ended
                                                             ENDED 3 JAN    29 March     30 March
                                                               UARY 1999       1998         1997
                                                      Note      (POUND)M   (pound)m     (pound)m
------------------------------------------------------------------------------------------------
CASH FLOW FROM OPERATING ACTIVITIES                    16          52.4      106.7        113.2
------------------------------------------------------------------------------------------------
TAXATION                                                          (31.0)     (36.2)       (39.2)
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets                                  (7.0)     (17.2)       (16.2)
------------------------------------------------------------------------------------------------
                                                                   (7.0)     (17.2)       (16.2)
------------------------------------------------------------------------------------------------
NET CASH INFLOW BEFORE USE OF LIQUID RESOURCES
AND FINANCING                                                      14.4       53.3         57.8
------------------------------------------------------------------------------------------------
NET CASH GENERATED IN THE PERIOD AND RETAINED BY
POWERGEN                                               15          14.4       53.3         57.8
------------------------------------------------------------------------------------------------

The basis on which cash flows have been derived is outlined under Principal Accounting Policies on pages 9 to 13. The cashflows shown above are not necessarily representative of those which might be incurred by the Power Stations under separate ownership.

The notes on pages 14 to 22 form part of these special-purpose combined accounts.

PRINCIPAL ACCOUNTING POLICIES

BASIS OF PREPARATION AND COMBINATION

The special-purpose combined accounts have been prepared from the accounting records of PowerGen UK plc or its predecessor PowerGen plc (both referred to as "PowerGen") for the purposes of presenting, as far as practicable, the financial position, results of operations and cash flows of the Fiddlers Ferry and Ferrybridge C power stations (together the "Power Stations") on a stand-alone basis but recognising that the Power Stations were operated and managed as part of a portfolio of generating units within the generation division of PowerGen for the whole period covered by these special-purpose combined accounts. Consequently, the financial performance of the Power Stations has been affected by PowerGen's operating decisions in relation to its other power stations.

Activities such as the bidding of individual generation units, including those of the Power Stations, into the Pool (and therefore the determination of which generation units within the PowerGen portfolio will operate), purchasing of all fuel requirements and negotiation of electricity sales contracts were carried out centrally by PowerGen and outside of the control of the Power Stations. Whilst certain responsibilities and activities, in areas such as procurement, personnel and finance, were devolved to individual Power Stations a number of services were provided by central functions within PowerGen and recharged to the Power Stations. Against this background, reasonable allocations and estimates have been made that, in the opinion of the Directors of PowerGen, include all material costs of doing business.

The special-purpose combined accounts present the financial information of the two power stations in aggregation and have been prepared as if the Power Stations in their present form had existed for the entire period presented.

The special-purpose combined accounts are not therefore necessarily representative or indicative of the financial position, results of operations or cash flows that would have been attained had the Power Stations operated independently or under separate ownership. Further details of the way income or charges, assets or liabilities and cashflows have been determined is set out in the following paragraphs.

No allowance has been taken of the effect the disposal of the Power Stations by PowerGen might have on the financial position, results of operations or cash flows shown by the special-purpose combined accounts.

The special-purpose combined accounts are prepared under the historical cost convention and in accordance with applicable UK accounting standards. There is no difference between the profit on ordinary activities before taxation and the retained profit for the period stated on the face of the profit and loss account and their historical cost equivalents. Values of assets and liabilities vested in PowerGen (and hence the Power Stations) on 31 March 1990 under the Transfer Scheme made pursuant to the Electricity Act 1989 (the Transfer Scheme) are based on their historical cost to the Central Electricity Generating Board (CEGB).

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results can differ from those estimates.

TURNOVER

Turnover comprises sales of electricity and other services to the Electricity Pool in England and Wales ("the Pool") and represents actual output generated during each half-hour period valued at prevailing Pool prices for that same half-hour period and is recognised when earned.

PowerGen enters into a portfolio of contracts for differences ("CFDs") to act as a hedge against both the output of its portfolio of power stations taken as whole and volatility in pool prices. Since the CFDs are not linked to the output of specific power stations, either when the CFDs are entered into or when the fees receivable and difference payments are calculated, the Directors of PowerGen do not consider it appropriate or feasible to apportion the net revenues received under the CFDs to an individual power station.

Similarly, PowerGen enters into contracts to make sales direct to large customers of electricity purchased through the Pool. These contracts are not linked to the output of any individual power station and the Directors of PowerGen do not consider it appropriate or feasible to apportion any revenue under such contracts to an individual power station.

Accordingly, turnover (and hence operating profit) in the profit and loss account does not include any fees receivable or difference payments made under CFDs with purchasers from the Pool or revenues under direct sales contracts, and are therefore not necessarily representative of the income of the Power Stations operating independently or under separate ownership.

COST OF SALES - FUEL BURN

Fuel burn costs in the profit and loss account have been determined by reference to actual coal usage and the actual cost of coal purchases.

In the five year period up to and including the two years ended 29 March 1998, PowerGen received a supple ment in certain CFDs with customers to reflect the higher (above world market prices) cost of coal purchased from British Coal Corporation and its successor entities (the "BC Supplement"). As explained above, turnover in the profit and loss account excludes revenues earned by PowerGen under CFDs, whilst fuel burn costs reflect the higher actual costs incurred. Accordingly, fuel costs may be higher, and gross profits may be lower, than would have been attained had the Power Stations operated independently or under separate ownership.

RESTRUCTURING COSTS

Amounts are set aside for restructuring programmes which involve the reorganisation or future closure of power station units and specific reductions in staff numbers, where there is a demonstrable commitment to such actions.

OPERATING COSTS

Operating costs include staff costs, operational rates, repairs and maintenance costs, and allocated common costs. Operating costs have, where appropriate, been directly attributed to the Power Stations, or to the extent that direct attribution has not been possible, have been allocated on the basis of an appropriate incremental or proportionate allocation methodology and the Directors of PowerGen believe that they include all substantive costs that should be allocated for the purpose of the special-purpose combined accounts. No attribution or allocation has been made for costs that are driven by corporate level activities such as the Chief Executive's Office and Company Secretarial Department.

TANGIBLE FIXED ASSETS

Tangible fixed assets, including plant spares, are stated at original cost less accumulated depreciation and provisions for impairment and permanent diminution in value.

DEPRECIATION

Provision for depreciation of generating and other assets is made so as to write off, on a straight-line basis, the book value of tangible fixed assets. Assets are depreciated over their estimated useful lives. No depreciation is provided on freehold land. The estimated total discounted cost of decommissioning the Power Stations is capitalised as part of generating assets and depreciated on a straight-line basis over their remaining useful economic life.

The estimated useful lives for the other principal categories of fixed assets are:

Asset                                               Life in years
Generating assets                                           25-40
Other buildings                                                40
Other operating and short term assets                        3-15
-----------------------------------------------------------------

OVERHAUL OF GENERATION PLANT

Overhaul costs are capitalised as part of generating assets and depreciated on a straight-line basis over their estimated useful life, typically the period until the next major overhaul. That period is usually four years.

FUEL STOCKS AND STORES

Fuel stocks and stores are stated at the lower of cost and net realisable value. In general, stocks are recognised in the profit and loss account on a weighted average cost basis.

CAPITAL STRUCTURE AND FINANCING

Because the Power Stations have not in the past formed a separate legal entity or group, the proportion of share capital and retained profits of the PowerGen Group attributable to the Power Stations have been shown in the balance sheet as part of "PowerGen's investment in the Power Stations". The Power Stations have not been charged with any financing costs in respect of the amounts included within "PowerGen's investment in the Power Stations" during the period covered by the special-purpose combined accounts. The Power Stations have generated sufficient cash during each of the periods covered by the special-purpose combined accounts to cover all working capital and capital expenditure requirements.

Although separate bank accounts are maintained by each of the Power Stations, these are used for sundry de minimus local expenses with all significant cash flows for items of income and expenditure received or settled directly by PowerGen centrally. For this reason, the cash flows shown, which reflect amounts paid or received by PowerGen on behalf of the Power Stations, are not necessarily representative of the cash flows had the Power Stations operated independently or under separate ownership. The net cash movement in each period has been included in "PowerGen's investment in the Power Stations".

All other financing requirements during the periods covered were met centrally by PowerGen and have not been specifically attributed to an individual power station. The interest charges shown are therefore not necessarily representative of the interest charges of the Power Stations under separate ownership.

TAXATION

The Power Stations are not separate legal entities and were not subject to full taxation of their results. The taxation charge in the special-purpose combined accounts has been calculated on a 'separate return' basis to reflect the tax that would have been incurred on the profits as shown in these special-purpose combined accounts. The taxation charges shown are therefore not necessarily representative of the tax payable by the Power Stations under separate ownership. The tax cash flows for each period represent the assumed payment of the Corporation Tax liability from the previous period.

Deferred taxation arises in respect of items where there is a timing difference between their treatment for accounting purposes and their treatment for taxation purposes. Provision for deferred taxation, using the liability method, is made to the extent that it is probable that a liability or asset will crystallise in the foreseeable future.

PENSIONS

Pension costs are charged to the profit and loss account on the basis of contributions payable to PowerGen's pension schemes in respect of the employees employed by the Power Stations. Differences between the amounts funded and the amounts charged to the profit and loss account are treated as either creditors or debtors in the balance sheet. The pension charges shown are therefore not necessarily representative of the pension charges for employees of the Power Stations under separate ownership.

1.       TURNOVER

Turnover, which arises from generation activities wholly in the UK, is analysed as follows:


                                   NINE MONTHS   Year ended   Year ended
                                       ENDED 3     29 March     30 March
                                  JANUARY 1999         1998         1997
                                      (POUND)M     (pound)m     (pound)m
------------------------------------------------------------------------
Sales through the Pool                   228.7        389.5        448.9
Other sales                                3.1          5.1          3.5
------------------------------------------------------------------------
                                         231.8        394.6        452.4
                                  --------------------------------------

Wholesale electricity trades in England and Wales are conducted according to a multilateral agreement between the electricity generators, such as PowerGen, and the wholesale electricity purchasers. This multilateral agreement specifies the charges on each purchaser and the payments to each generator and ensures that the total charges equal the total payments. All such payments and charges are settled through a daily clearing account (the
Pool) without passing through the ownership of a third party. Therefore although the customers of a specific generator are identified collectively as the purchasers who have signed the multilateral agreement, it is not possible to quantify the actual sales from one specific generator, or station, to one specific purchaser.

2.       COST OF SALES

Cost of sales were as follows:


                                                  NINE MONTHS                           Year ended
                                                      ENDED 3       Year ended 29         30 March
                                                 JANUARY 1999          March 1998             1997
                                                     (POUND)M            (pound)m         (pound)m
---------------------------------------------------------------------------------------------------
Fuel burn                                               102.9               181.2            228.6
Depreciation and amortisation                            16.8                26.0             24.9
Grid system charges and pool purchases                   17.2                24.1             24.7
Exceptional cost of sales (note 4)                          -                13.4              2.2
---------------------------------------------------------------------------------------------------
                                                        136.9               244.7            280.4
                                              --------------- -------------------  ---------------

3.       OPERATING COSTS

Operating costs were as follows:


                                                  NINE MONTHS                           Year ended
                                                  ENDED 3 JAN       Year ended 29         30 March
                                                    UARY 1999          March 1998             1997
                                                     (POUND)M            (pound)m         (pound)m
---------------------------------------------------------------------------------------------------
Staff costs (note 5)                                     12.4                16.9             16.2
Operational rates                                        14.3                20.2             18.0
Repairs and maintenance costs                            10.8                15.1             17.3
Allocated common costs                                    1.4                 3.1              4.1
Other operating charges - before
  exceptional items                                       7.5                14.6             18.5
Exceptional operating charges (note 4)                  (5.6)                10.8                -
--------------------------------------------------------------------------------------------------
                                                         40.8                80.7             74.1
                                              --------------- -------------------  ---------------













                                       14


Operating costs include:

                                                       NINE
                                                     MONTHS                 Year
                                                    ENDED 3             ended 29        Year ended
                                                    JANUARY                March          30 March
                                                       1999                 1998              1997
                                                   (POUND)M             (pound)m          (pound)m
--------------------------------------------------------------------------------------------------
Research and development costs                          0.1                  0.2               0.2


4.       EXCEPTIONAL ITEMS

Exceptional items comprise:

                                                        NINE
                                                      MONTHS                Year
                                                     ENDED 3            ended 29       Year ended
                                                     JANUARY               March         30 March
                                                        1999                1998             1997
                                                    (POUND)M            (pound)m         (pound)m
--------------------------------------------------------------------------------------------------
Plant rationalisation and restructuring
Write down of fixed assets                                 -                13.4              2.2
Severance                                              (5.6)                10.8                -
-------------------------------------------------------------------------------------------------
                                                       (5.6)                24.2              2.2
                                              --------------       -------------      -----------

Following a review of PowerGen's plant portfolio in the light of increased competition and market changes, unit 4 at Ferrybridge C was closed at the end of March 1998 with an associated write off of the remaining net book value of (pound)13.4 million, and business restructuring costs of (pound)10.8million. Following PowerGen's undertaking, in November 1998, to dispose of 4GW of its portfolio of coal-fired stations the restructuring plans were scaled back, leading to a reversal of (pound)5.6 million of restructuring costs in the nine months ended 3 January 1999. In the year ended 30 March 1997 (pound)2.2 million of accelerated depreciation on Ferrybridge unit 4 was charged against profits as a result of a revision to the estimated useful life of the unit.

5.       EMPLOYEE INFORMATION

The average number of persons employed during the period at the Power Stations was:


                                                 NINE
                                                MONTHS
                                                ENDED 3           Year ended          Year ended
                                                JANUARY            29 March            30 March
                                                 1999                1998                1997
----------------------------------------------------------- ---- ------------- ---- --------------
Number of employees                                     444                485                 488
----------------------------------------------------------- ---- ------------- ---- --------------
                                                        444                485                 488
                                              -------------      -------------      --------------

The salaries and related costs of employees were:

                                                       NINE
                                                     MONTHS
                                                    ENDED 3         Year ended          Year ended
                                                    JANUARY           29 March            30 March
                                                       1999               1998                1997
                                                   (POUND)M           (pound)m            (pound)m
---------------------------------------------------------------------------------------------------
Wages and salaries                                     10.6               14.2                13.8
Social security costs                                   0.8                1.2                 1.1
Other pension costs (note 12)                           1.0                1.5                 1.3
---------------------------------------------------------------------------------------------------
                                                       12.4               16.9                16.2
                                              -------------      -------------      --------------


                                       15


6.       NET INTEREST PAYABLE


                                              NINE MONTHS           Year ended          Year ended
                                              ENDED 3 JAN             29 March            30 March
                                                UARY 1999                 1998                1997
                                                 (POUND)M             (pound)m            (pound)m
---------------------------------------------------------------------------------------------------
Unwinding of discount in provisions                   0.8                  1.0                 1.0
                                              -----------      ---------------      --------------
                                                      0.8                  1.0                 1.0
                                              -----------      ---------------      --------------


The basis on which the interest charge has been derived is set out in 'Capital structure and financing' under Principal Accounting Policies on page 12.

7.       TAX ON PROFIT ON ORDINARY ACTIVITIES


                                                       NINE
                                                     MONTHS              Year                Year
                                                    ENDED 3          ended 29            ended 30
                                                    JANUARY             March               March
                                                       1999              1998                1997
                                                   (POUND)M          (pound)m            (pound)m
-------------------------------------------------------------------------------------------------
United Kingdom corporation tax at 31%
(year to March 1998 31%, year to
March 1997 33%)
Current                                                15.1             31.0                36.2
Deferred (note 14)                                      2.2            (12.3)               (3.1)
-------------------------------------------------------------------------------------------------
                                                       17.3              18.7                33.1
                                              ----------------  ----------------  ---------------

The actual rate of tax reconciles with the applicable United Kingdom corporate tax rate as follows:


                                                      NINE
                                                    MONTHS              Year                Year
                                                   ENDED 3          ended 29            ended 30
                                                   JANUARY             March               March
                                                      1999              1998                1997
                                                         %                 %                   %
-------------------------------------------------------------------------------------------------
United Kingdom corporation tax rate                     31               31                   33
Impact of change in tax rates on deferred tax            1               (5)                   -
-------------------------------------------------------------------------------------------------
                                                        32               26                   33
                                              -------------      ------------       -------------

The basis on which the tax charge has been calculated is set out in 'Taxation' under Principal Accounting Policies on page 12.

8.       TANGIBLE FIXED ASSETS


---------------------------------------------------------------------------------------
                                      Generating       Overhaul       Other     Total
                                          assets                      assets
                                      (excluding
                                       overhaul)

                                        (pound)m
                                        (pound)m      (pound)m     (pound)m   (pound)m
COST

As 30 March 1997                           287.8          42.4         82.7      412.9

Additions                                    8.1           8.7          0.4       17.2

Disposals                                   (0.5)        (11.1)        (0.3)     (11.9)
--------------------------------------------------------------------------------------
At 29 March 1998                           295.4          40.0         82.8      418.2

Additions                                    2.1           4.6          0.3        7.0

Transfers from stores                        2.2             -            -        2.2
--------------------------------------------------------------------------------------

AT 3 JANUARY 1999                          299.7          44.6         83.1      427.4
                                 -----------------------------------------------------
Depreciation
As at 30 March 1997                       (148.3)        (16.0)       (52.3)    (216.6)
Charge for year                            (13.1)        (10.5)        (2.4)     (26.0)
Exceptional charge - closure
of unit 4 at Ferrybridge C                 (11.4)             -        (2.0)     (13.4)
Disposals                                    0.5          11.1          0.3       11.9
--------------------------------------------------------------------------------------
At 29 March 1998                          (172.3)        (15.4)       (56.4)    (244.1)
Charge for period                           (8.0)         (7.5)        (1.3)     (16.8)
Transfers from stores                       (1.8)             -            -      (1.8)
-------------------------------- -----------------------------------------------------

AT 3 JANUARY 1999                         (182.1)        (22.9)       (57.7)    (262.7)
                                 -----------------------------------------------------
Net book value at 3 January
1999                                       117.6          21.7         25.4      164.7
                                 -----------------------------------------------------
Net book value at 29 March
1998                                       123.1          24.6         26.4      174.1
                                 -----------------------------------------------------
Net book value at 30 March                 139.5          26.4         30.4      196.3
1997
                                 -----------------------------------------------------

Generating assets (excluding overhaul) include freehold land and buildings with a net book value of (pound)29.6 million (at 29 March 1998 (pound)25.6 million and at 30 March 1997 (pound)24.2 million).

9.       STOCKS

                                                           AT                         At                          At
                                               3 JANUARY 1999              29 March 1998               30 March 1997
                                                     (POUND)M                   (pound)m                    (pound)m
--------------------------------------------------------------------------------------------------------------------
Fuel stocks                                              42.9                       41.8                        35.6
Stores                                                    7.8                        7.5                         8.0
--------------------------------------------------------------------------------------------------------------------
                                                         50.7                       49.3                        43.6
                                           ------------------        -------------------        --------------------

Stores are shown net of a slow-moving and obsolescence provision of (pound)5.9 million (at 29 March 1998 (pound)5.4 million and at 30 March 1997 (pound)5.1 million).

10.      DEBTORS: AMOUNTS FALLING DUE WITHIN ONE YEAR


                                                           AT                         At                          At
                                               3 JANUARY 1999              29 March 1998               30 March 1997
                                                     (POUND)M                   (pound)m                    (pound)m
--------------------------------------------------------------------------------------------------------------------
Pool debtors                                             32.6                       32.4                        25.8
Other debtors                                             1.5                        0.6                         0.7
Prepayments and accrued income                            2.5                          -                           -
--------------------------------------------------------------------------------------------------------------------
                                                         36.6                       33.0                        26.5
                                           ------------------        -------------------        --------------------

11.      TRADE AND OTHER CREDITORS FALLING DUE WITHIN ONE YEAR


                                                            AT                         At                         At
                                                3 JANUARY 1999              29 March 1998              30 March 1997
                                                      (POUND)M                   (pound)m                   (pound)m
--------------------------------------------------------------------------------------------------------------------
Trade creditors                                           12.1                       15.9                       17.1
Corporation tax                                           15.1                       31.0                       36.2
Other taxation and social security                         0.4                        0.4                        0.4
Accruals and other creditors                               4.9                        7.0                        7.7
--------------------------------------------------------------------------------------------------------------------
                                                          32.5                       54.3                       61.4
                                           -------------------       --------------------        -------------------

Debtors and trade and other creditors are received or settled by PowerGen as they fall due.

12.      PENSION SCHEME ARRANGEMENTS

PowerGen participates in the industry-wide scheme, the Electricity Supply Pension Scheme (ESPS), for the majority of its employees, including those employed at the Power Stations. This is a funded defined benefit scheme, with assets invested in separate trustee administered funds.

An actuarial valuation of the ESPS is normally carried out every three years by the Scheme's independent professionally qualified actuary, who recommends the rates of contribution payable by each group participating in the scheme. In intervening years the actuary reviews the continuing appropriateness of the rates.

Detailed accounting for these pensions arrangements takes place in PowerGen and not at individual power stations. The charge for the period will therefore normally represent contributions payable to the ESPS determined on an actuarial basis so that the annual charge is a substantially level percentage of current pensionable payroll.

In recent years, the ESPS has shown significant surpluses. Accounting for the amortisation of these surpluses, other than the impact on regular costs and contributions payable, is dealt with in the accounts of PowerGen, not in these special-purpose combined accounts.

13.      PROVISIONS FOR LIABILITIES AND CHARGES

Movements on provisions comprise:


                                               Charged to
                                      30       profit and         Excep-        Amortisa-       Provisions
                                   March             loss         tional          tion of         utilised    29 March
                                    1997          account         charge         discount                         1998
                                (pound)m         (pound)m       (pound)m         (pound)m       (pound)m      (pound)m
----------------------------------------------------------------------------------------------------------------------
Rationalisation and re
structuring                          1.5              1.3           10.8                -          (2.7)          10.9
Decommissioning                     20.2                -              -              1.0              -          21.2
----------------------------------------------------------------------------------------------------------------------
                                    21.7              1.3           10.8              1.0          (2.7)          32.1
                             -----------    -------------    -----------    -------------    -----------   -----------

                                               Charged to
                                      29       profit and          Excep        Amortisa-         Provi-
                                   March             loss         tional          tion of          sions        3 JAN-
                                    1998          account         credit         discount       utilised     UARY 1999
                                (pound)m         (pound)m       (pound)m         (pound)m       (pound)m      (POUND)M
----------------------------------------------------------------------------------------------------------------------
Rationalisation and re
structuring                         10.9                -          (5.6)                -          (2.8)           2.5
Decommissioning                     21.2                -              -              0.8              -          22.0
----------------------------------------------------------------------------------------------------------------------
                                    32.1                -          (5.6)              0.8          (2.8)          24.5
                             -----------    -------------    -----------    -------------    -----------   -----------

Rationalisation and restructuring provisions will be utilised within the next year, and decommissioning provisions over the remaining lives of the power stations.

14.      DEFERRED TAX

An analysis of the full potential liability (which represents the US GAAP deferred tax liability) and the net deferred tax liability recognised at 3 January 1999 and 29 March 1998 under UK GAAP is as follows:


                                         3 January 1999              29 March 1998              30 March 1997
                                     ----------------------     -----------------------     ----------------------
                                      Full potential liabi-       Full potential liabi-      Full potential liabi-
                                         lity and Liability          lity and Liability         lity and Liability
                                                 recognised                  recognised                 recognised
                                                   (pound)m                    (pound)m                   (pound)m
------------------------------------------------------------------------------------------------------------------
Accelerated capital allowances                        34.6                        35.1                       45.5
Other timing differences                              (9.0)                      (11.7)                      (9.8)
------------------------------------------------------------------------------------------------------------------
                                                      25.6                        23.4                       35.7
                                     ======================     =======================     ======================

Assets and liabilities have been recognised for those timing differences which are expected to crystallise in the foreseeable future. The liability in respect of accelerated capital allowances is calculated at 30% (year ended 29 March 1998 30%, year ended 30 March 1997 33%). The liability in respect of other timing differences is calculated at 30% (year ended 29 March 1998 31%, year ended 30 March 1997 33%).

15.      POWERGEN'S INVESTMENT IN THE POWER STATIONS

Movements in PowerGen's investment in the Power Stations comprise:


                                                                            3 January       29 March        30 March
                                                                                 1999           1998            1997
                                                                             (pound)m       (pound)m        (pound)m
--------------------------------------------------------------------------------------------------------------------
Profit for the financial period                                                 37.2           52.3             67.3
Net cash generated in the period and retained by PowerGen                      (14.4)         (53.3)           (57.8)
Net increase/(decrease) in PowerGen's investment in the Power
Stations for the period                                                         22.8           (1.0)             9.5
PowerGen's opening investment in the Power Stations                            146.6          147.6            138.1
--------------------------------------------------------------------------------------------------------------------
PowerGen's closing investment in the Power Stations                            169.4          146.6            147.6
                                                                         ------------   ------------    ------------


16.      CASH FLOW

         Reconciliation of operating results to cash flow from operating activities:


                                                                NINE MONTHS
                                                                      ENDED           Year ended           Year ended
                                                                  3 JANUARY             29 March             30 March
                                                                       1999                 1998                 1997
                                                                   (POUND)M             (pound)m             (pound)m
---------------------------------------------------------------------------------------------------------------------
Operating profit                                                      55.3                 72.0                101.4
Depreciation (including exceptional charges)                          16.8                 39.4                 27.1
Increase in stocks                                                    (1.8)                (5.7)               (16.0)
(Increase)/decrease in debtors                                        (3.6)                (6.5)                 0.6
(Decrease)/increase in creditors                                      (5.9)                (1.9)                 0.9
(Decrease)/increase in provisions                                     (8.4)                 9.4                 (0.8)
---------------------------------------------------------------------------------------------------------------------
                                                                      52.4                106.7                113.2
                                                           ----------------      ---------------      ---------------

The movement in provisions for the nine months ended 3 January 1999 includes cash outflows of (pound)2.8million (year ended 29 March 1998 (pound)nil million, year ended 30 March 1997 (pound)nil million) relating to exceptional charges arising in previous years.

17.      COMMITMENTS

At 3 January 1999, the combined power stations had commitments of (pound)28.0 million (29 March 1998 (pound)nil, 30 March 1997 (pound)5.9 million) for capital expenditure, none of which related to expenditure to be incurred after one year.

18.      POST BALANCE SHEET EVENT

On 30 April 1999 PowerGen announced the disposal, under 199-year leases, of Fiddler's Ferry and Ferrybridge C power stations to Edison Mission Energy ("Mission"). PowerGen will supply coal to the stations for a four- year period on terms consistent with PowerGen's overall coal commitments. PowerGen have provided Mission with a six month Contract for Differences in respect of part of the capacity of the plant, a Technical Support Agreement, a Transitional Services Agreement and an agreement to provide access to PowerGen's coal import terminal at Gladstone Dock, Liverpool. Mission have taken on all the employees at the two stations. The disposal was completed on 19 July 1999.

19.      TRANSACTIONS AND BALANCES WITH POWERGEN

Throughout the period covered by these special-purpose combined accounts the Power Stations have entered into a number of transactions with other PowerGen business units. Substantially all of these transactions are exempt from the disclosure provisions of FRS 8 "Related Party Disclosures" as they have been undertaken between business units of PowerGen UK plc and are eliminated in the consolidated accounts of PowerGen UK plc. However, brief details of the nature of these transactions are set out below.

As described in the basis of preparation of the special-purpose combined accounts as set out under Principal Accounting Policies on pages 9 to 13, the Power Stations were operated and managed as part of a portfolio of generating units within the generation division of PowerGen for the whole period covered by these special- purpose combined accounts. With the exception of a number of sundry de minimus local expenses, all income and expenditure, in terms of cash flows, was received or settled directly by PowerGen centrally.

In addition, the Power Stations may have indirectly benefited from the corporate level activities (as opposed to central functions) of PowerGen. No charges have been recognised in these special-purpose combined accounts in respect of these activities.

20. SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The special-purpose combined accounts have been prepared in accordance with UK GAAP, and on the basis described under Principal Accounting Policies on pages 9 to 13, which differs in certain significant respects from US GAAP. These differences relate principally to the following items, and the effect of the adjustments to net income and PowerGen's investment in the Power Stations which would be required under US GAAP are set out in the tables below.

(a) DEFERRED TAXATION UK GAAP requires provision for deferred taxation only when it is expected that a liability will become payable or an asset will crystallise in the foreseeable future and then at the known future rates of tax. US GAAP requires full provision for deferred taxes to be made using enacted future tax rates.

(b) SEVERANCE COSTS. Under UK GAAP, voluntary severance costs for employees leaving as part of an ongoing restructuring programme are accrued and recognised in the profit and loss account once an irrevocable commitment has been made to such a programme and implementation has commenced. Voluntary severance costs include severance payments, payments in lieu of notice and the costs of providing incremental pension benefits in respect of staff reductions. Under US GAAP, voluntary termination benefits are generally charged in the period in which the employees accept the terms under which they will leave the station's employment. In addition, where the number of employees leaving results in a significant reduction in the accrual of pension benefits for employees' future service (a "curtailment" under US GAAP), the effects are reflected as part of the cost of such termination benefits.

(c) CASH FLOW STATEMENT Under US GAAP, various items would be reclassified within the cash flow statement. In particular, interest and taxation would form part of net cash flows from operating activities.

EFFECT ON NET INCOME OF DIFFERENCES BETWEEN UK GAAP AND US GAAP:

                                                                     NINE
                                                                   MONTHS
                                                                  ENDED 3           Year ended           Year ended
                                                                  JANUARY             29 March             30 March
                                                                     1999                 1998                 1997
                                                                 (POUND)M             (pound)m             (pound)m
--------------------------------------------------------------------------------------------------------------------
Net income under UK GAAP                                             37.2                52.3                 67.3
US GAAP adjustments:
         Severance costs                                             (8.0)                6.5                 (0.8)
         Taxation effects on the foregoing adjustment                 2.5                (2.0)                 0.3
         Deferred taxation                                            1.1                (1.1)                   -
--------------------------------------------------------------------------------------------------------------------
Net income under US GAAP                                             32.8                 55.7                66.8
                                                          ---------------      ---------------      ---------------

There are no recognised gains and losses other than as set out above and therefore no separate comprehensive statement of net income is shown.

Effect on PowerGen's investment in the Power Stations of differences between UK GAAP and US GAAP:

                                                                      29 JANUARY         29 March          30 March
                                                                            1999             1998              1997
                                                                        (POUND)M         (pound)m          (pound)m
--------------------------------------------------------------------------------------------------------------------
PowerGen's investment in the Power Stations under UK GAAP                  169.4           146.6              147.6
US GAAP adjustments:
         Severance costs                                                       -             8.0                1.5
         Taxation effects on the foregoing adjustment                          -            (2.5)              (0.5)
         Deferred taxation                                                     -            (1.1)                 -
-------------------------------------------------------------------------------------------------------------------
PowerGen's investment in the Power Stations under US GAAP                  169.4            151.0             148.6
                                                                    ------------     ------------      ------------

STATEMENT OF CASH FLOWS

The table below summarises the combined cash flow statements as if presented in accordance with US GAAP, and includes the adjustment to reconcile cash and cash equivalents under US GAAP to cash under UK GAAP.


                                                                 NINE MONTHS
                                                                       ENDED        Year ended        Year ended
                                                                   3 JANUARY          29 March          30 March
                                                                        1999              1998              1997
----------------------------------------------------------------------------------------------------------------
                                                                    (POUND)M          (pound)m          (pound)m
----------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                              21.4              70.5              74.0
Net cash used in investing activities                                  (7.0)            (17.2)            (16.2)
Net cash used in financing activities                                 (14.4)            (53.3)            (57.8)
                                                             ---------------   ---------------    --------------
Net movement in cash and cash equivalents                               0.0               0.0               0.0
Cash and cash equivalents under US GAAP at the begin                    0.0               0.0               0.0
ning and end of the period
                                                             ===============   ===============    ==============

There are no significant non-cash investing or financing activities during the period.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements reflect the acquisition by Edison First Power Limited, a wholly owned subsidiary of Edison Mission Energy ("EME"), of Fiddler's Ferry and Ferrybridge C Power Stations on July 19, 1999. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of EME included in its Annual Report on Form 10-K for the year ended December 31, 1998, EME's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, and the historical special-purpose combined accounts of Fiddler's Ferry and Ferrybridge C Power Stations included elsewhere in this Form 8-K/A. The pro forma adjustments are based on current information about Fiddler's Ferry and Ferrybridge C Power Stations net assets and results of operations.

EME's total acquisition cost of (Pounds) 1.384 billion (approximately $2.2 billion) was funded by a $500 million capital contribution by Edison International and the issuance of long-term debt and the use of existing working capital.

Fiddler's Ferry and Ferrybridge C Power Stations present their financial statements based on UK GAAP denominated in British pounds sterling. The financial statements have been converted to US GAAP and US dollars for the purposes of the following pro forma presentation. Fiddler's Ferry and Ferrybridge C Power Stations' balance sheet denominated in British pounds sterling was translated to US dollars at a rate of 1.5770, which was the exchange rate at July 4, 1999. British pounds sterling amounts in the income statement were translated at the rate of 1.6182 for the six months ended July 4, 1999 and 1.6568 for the year ended January 3, 1999, which were the average exchange rates for the respective periods combined.

The following unaudited pro forma consolidated financial statements have been prepared as if the acquisition of Fiddler's Ferry and Ferrybridge C Power Stations had taken place on June 30, 1999, in the case of the pro forma consolidated balance sheet, and as of January 1, 1998 for the consolidated pro forma income statements for the six months ended June 30, 1999 and the year ended December 31, 1998. EME will account for the acquisition as a purchase for financial reporting purposes. Accordingly, the purchase price has been allocated to the assets and liabilities based upon the estimated fair value as of the acquisition date. The allocation of purchase price is preliminary, subject primarily to working capital true-up adjustments pursuant to the asset purchase agreement and the completion of the final determination of all transaction related costs. However, management does not anticipate that the final allocation will materially affect the EME's financial position or results of operations.

These unaudited pro forma financial statements should be read in conjunction with the notes thereto and with the historical financial statements and related notes of EME and Fiddler's Ferry and Ferrybridge C Power Stations. The unaudited pro forma financial statements have been prepared based upon assumptions deemed appropriate by management and are for informational purposes only and are not necessarily indicative of the actual or future results of operations or financial conditions that would have been achieved had the acquisition occurred at the dates assumed.


                   EDISON MISSION ENERGY AND SUBSIDIARIES
               UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               JUNE 30, 1999
                               (In thousands)



                                                                Fiddlers
                                                               Ferry and
                                                              Ferrybridge
                                              Edison           C Power
                                              Mission          Stations         Pro Forma             Pro Forma
                                               Energy            (USD)         Adjustments           Consolidated
                                          ----------------  ---------------  ----------------      ----------------
Assets

Current Assets..........................        $1,039,294         $119,770        $ (771,066(D)        $   387,998
                                          ----------------  ---------------  ----------------      ----------------

   Investments
     Energy projects....................         1,887,859                -                 -             1,887,859
     Oil and gas........................            68,987                -                 -                68,987
                                          ----------------  ---------------  ----------------      ----------------
         Total Investments..............         1,956,846                -                 -             1,956,846

Equipment...............................         4,716,070          252,164         2,757,355(B)          7,725,589
                                          ----------------  ---------------  ----------------      ----------------

Other Assets............................           445,981                -            31,540(C)            477,521
                                          ----------------  ---------------  ----------------      ----------------

Total Assets............................        $8,158,191         $371,934        $2,017,829           $10,547,954
                                          ================  ===============  ================      ================

Liabilities and
Shareholder's Equity

Current Liabilities.....................        $1,151,781         $ 57,913        $   97,485(E)        $ 1,307,179
                                          ----------------  ---------------  ----------------      ----------------

Net of Current
Maturities..............................         4,161,114                -         1,308,910(A)          5,470,024
                                          ----------------  ---------------  ----------------      ----------------

Liabilities.............................         1,227,765           75,901           849,554(F)          2,153,220
                                          ----------------  ---------------  ----------------      ----------------

         Total Liabilities..............         6,540,660          133,814         2,255,949             8,930,423

Preferred Securities of
Subsidiaries............................           352,135                -                 -               352,135
                                          ----------------  ---------------  ----------------      ----------------

Shareholder's Equity....................         1,265,396          238,120          (238,120(G)          1,265,396
                                          ----------------  ---------------  ----------------      ----------------

Total Liabilities and                           $8,158,191         $371,934        $2,017,829           $10,547,954
Shareholder's Equity....................
                                          ================  ===============  ================      ================











6

t
                   EDISON MISSION ENERGY AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                   FOR THE SIX MONTHS ENDED JUNE 30, 1999
                               (In thousands)



                                                               Fiddlers
                                                               Ferry and
                                                              Ferrybridge
                                              Edison          C Power
                                              Mission          Stations         Pro Forma             Pro Forma
                                               Energy            (USD)         Adjustments           Consolidated
                                          ----------------  ---------------  ----------------      ----------------

Operating Revenues
   Electric Revenues                       $       415,525  $       223,953  $              -      $        639,478
   Equity in income from energy pro
   jects                                            95,999                -                 -                95,999
   Equity in income from oil and gas                 9,760                -                 -                 9,760
   Operation and maintenance services               17,844                -                 -                17,844
                                          ----------------  ---------------  ----------------      ----------------

     Total operating revenues                      539,128          223,953                 -               763,081
                                          ----------------  ---------------  ----------------      ----------------

Operating Expenses
   Fuel                                            127,647           97,302           (6,910)(H)            218,039
   Plant Operations                                 81,389           67,398                 -               148,787
   Operations and Maintenance services              14,013                -                 -                14,013
   Depreciation and amortization                    59,743           15,887            35,158(I)            110,788
   Administrative and general                       69,064                -                 -                69,064
   Restructuring Costs                                   -           (9,062)                -               (9,062)
                                          ----------------  ---------------  ----------------      ----------------

     Total operating expenses                      351,856          171,525            28,248               551,629
                                          ----------------  ---------------  ----------------      ----------------

   Income from operations                          187,272           52,428          (28,248)               211,452
                                          ----------------  ---------------  ----------------      ----------------

Other Income (Expense)
   Interest and other income                        20,584            1,133                 -                21,717
   Interest expense                               (123,392)            (971)          (52,492)(J)          (176,855)
   Dividends on preferred securities                (7,378)               -                 -                (7,378)
                                          ----------------  ---------------  ----------------      ----------------

     Total other income (expense)                  110,186              162           (52,492)             (162,516)
                                          ----------------  ---------------  ----------------      ----------------

   Income before taxes                              77,086           52,590          (80,740)                48,936

   Provision (benefit) for income taxes             13,675           13,269          (21,714)(K)              5,230

Income before change in accounting
principle                                 $         63,411  $        39,321   $      (59,026)      $         43,706

Cumulative effect on prior years of
change in accounting for start-up costs           (13,840)                -                 -               (13,840)
                                          ----------------  ---------------  ----------------      ----------------

Net Income                                $         49,571  $        39,321  $       (59,026)      $         29,866
                                          ================  ===============  ================      ================


                   EDISON MISSION ENERGY AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                                     FOR THE YEAR ENDED DECEMBER 31, 1998
                               (In thousands)



                                                               Fiddlers
                                                               Ferry and
                                                              Ferrybridge
                                              Edison           C Power
                                              Mission          Stations         Pro Forma             Pro Forma
                                               Energy            (USD)         Adjustments           Consolidated
                                          ----------------  ---------------  ----------------      ----------------

Operating Revenues
   Electric Revenues                      $        664,055  $       554,100  $              -      $      1,218,155
   Equity in income from energy pro
   jects                                           171,819                -                 -               171,819
   Equity in income from oil and gas                17,613                -                 -                17,613
   Operation and maintenance services               40,293                -                 -                40,293
                                          ----------------  ---------------  ----------------      ----------------

     Total operating revenues                      893,780          554,100                 -             1,447,880
                                          ----------------  ---------------  ----------------      ----------------

Operating Expenses
   Fuel                                            176,954          241,475          (13,966)(H)            404,463
   Plant Operations                                127,711          138,917                 -               266,628
   Operations and Maintenance services              28,386                -                 -                28,386
   Depreciation and amortization                    87,339           38,020            66,499(I)            191,858
   Administrative and general                      122,925                -                 -               122,925
   Restructuring Costs                                   -           22,200                 -                22,200
                                          ----------------  ---------------  ----------------      ----------------

     Total operating expenses                      543,315          440,612            52,533             1,036,460
                                          ----------------  ---------------  ----------------      ----------------

   Income from operations                          350,465          113,488           (52,533)              411,420
                                          ----------------  ---------------  ----------------      ----------------

Other Income (Expense)
   Interest and other income                        49,785                -                 -                49,785
   Interest expense                               (182,901)          (1,740)         (111,220)(J)          (295,861)
   Dividends on preferred securities               (14,770)               -                 -               (14,770)
                                          ----------------  ---------------  ----------------      ----------------

     Total other income (expense)                 (147,886)          (1,740)         (111,220)             (260,846)
                                          ----------------  ---------------  ----------------      ----------------

   Income before taxes                             202,579          111,748          (163,753)              150,574

   Provision (benefit) for income taxes             70,445           35,145           (50,747)(K)            54,843
                                          ----------------  ---------------  ----------------      ----------------

Net Income                                $        132,134  $        76,603  $       (113,006)      $        95,731
                                          ================  ===============  ================      ================

                           EDISON MISSION ENERGY
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The above unaudited pro forma consolidated financial statements reflect Edison Mission Energy's results of operations for the year ended December 31, 1998 as included in its Annual Report on Form 10-K, as well as its results of operations for the six month's ended June 30, 1999 and its financial position as of June 30, 1999 as included in its Quarterly Report on Form 10-Q. The results of Fiddler's Ferry and Ferrybridge C power stations included in the above unaudited pro forma consolidated financial statements for the year ended December 31, 1998 combine the audited results of its operations for the nine months ended January 3, 1999, contained elsewhere in this Form 8-K/A, and the unaudited results of its operations for the three months ended March 29, 1998. The unaudited pro forma consolidated income statement for the six months ended June 30, 1999 include the stations' unaudited results of operations for the six months ended July 4, 1999. The unaudited pro forma consolidated balance sheet as of June 30, 1999 contains Fiddler's Ferry and Ferrybridge C power stations' unaudited financial position as of July 4, 1999.

(A) To reflect the long-term debt issued by an EME subsidiary to fund the acquisition of Fiddler's Ferry and Ferrybridge C power stations.
(B) To reflect adjustment to fair value resulting from the preliminary purchase price allocation of the Fiddler's Ferry and Ferrybridge C power stations.
(C) To reflect the deferred financing costs related to the issuance of the long-term debt.
(D) To reflect the net cash consideration paid in connection with the acquisition of Fiddler's Ferry and Ferrybridge C power stations ($1,958 million) and related transaction costs ($242 million) including financial advisor, legal and accounting, offset by the net cash received in connection with the issuance of the long-term debt ($1,309 million) and elimination of current assets not acquired ($120 million).
(E) To reflect accrual of transaction costs due after the consummation of the acquisition ($155 million) offset by the elimination of certain current liabilities not assumed ($58 million).
(F) To reflect 1) an accrual of approximately $90 million related to the obligations under the asset purchase agreement to purchase local high cost coal, 2) the establishment of a deferred tax liability of approxi mately $835 million associated with the difference between the book and tax basis of the assets acquired and 3) a reduction of approximately $75 million related to liabilities not assumed by EME. Under the terms of the asset purchase agreement, EME was required to source a fixed portion of its coal needs from high cost domestic sources. The accrual was based on a comparison of prices for domestic and international coal, considering locational price differences, and the quantity of domestic coal required to be purchased under the agreement. Under current operating levels, it is estimated that the provision will be amortized over approximately four and one-half years.
(G) To reflect the elimination of PowerGen's investment in Fiddler's Ferry and Ferrybridge C power stations.
(H) Represents the reduction of Fiddler's Ferry and Ferrybridge C power stations' above market fuel costs to market levels (see note
         (F) above).
(I) Reflects pro forma increase in depreciation and amortization resulting from amortization of the fair value of Fiddler's Ferry and Ferrybridge C power stations over periods from 5 to 32 years.
(J) Reflects the pro forma interest expense associated with the issuance of $1,309 million of long-term debt and use of $240 million on existing credit lines to finance the acquisition of Fiddler's Ferry and Ferrybridge C power stations. The long-term debt bears interest at the London Interbank Offer Rate plus 1.5% (approximately 6.7% at 6/30/99). EME's average credit line bore interest at approximately 6.25% on June 30, 1999.
(K) Reflects the adjustment necessary to provide income taxes at the effective UK corporate tax rate of 30%.

                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    Edison Mission Energy
                                    ---------------------
                                            (Registrant)




                                    BY  /S/ KEVIN M. SMITH
                                      -------------------------------------
                                    KEVIN M. SMITH,
                                    SENIOR VICE PRESIDENT AND
                                    CHIEF FINANCIAL OFFICER



DATE: FEBRUARY 8, 2000














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